EXHIBIT 10.8.2

                         AMENDMENT AGREEMENT (MSN 22237)

                           Dated as of August 1, 2003

                                     Between

                      POLARIS AIRCRAFT (PACIFIC RIM), INC.,
                                    as Lessor

                                       and

                             POLAR AIR CARGO, INC.,
                                    as Lessee

                                  in respect of

                            AIRCRAFT LEASE AGREEMENT

                          Dated as of October 24, 2001

                                  Pertaining to

                          One Boeing 747-249F Aircraft
                       Manufacturer's Serial Number 22237
                  and United States Registration Number N920FT

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                                TABLE OF CONTENTS

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SECTION 1.      DEFINITIONS .............................................    1

     (a)     Definitions as per Lease ...................................    1

     (b)     Additional Definitions .....................................    1

SECTION 2.      WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND AGREEMENTS ...    4

     (a)     Specified Defaults .........................................    4

     (b)     Lessor Accommodations ......................................    4

     (c)     Section 1110 Stipulation ...................................    5

     (d)     Lessee Party Release .......................................    7

     (e)     Expenses ...................................................    7

     (f)     Restructuring Guaranties ...................................    8

     (g)     Most Favored Nation Treatment ..............................    8

SECTION 3.      AMENDMENT OF THE LEASE AND LETTER AGREEMENT NO. 1 .......    9

     (a)     Amendments to Section 1 of the Lease .......................    9

     (b)     Amendment of Section 4(a)(i) of the Lease ..................   13

     (c)     Amendment of Section 4(a)(iii) of the Lease ................   15

     (d)     Amendment of Section 4(a)(iv) of the Lease .................   15

     (e)     Amendment of Section 7 of the Lease ........................   15

     (f)     Amendment of Section 8 of the Lease ........................   16

     (g)     Amendment of Section 9(a) of the Lease .....................   17

     (h)     Amendment of Section 17 of the Lease .......................   19

     (i)     Amendment of Section 23(a) of the Lease ....................   19

     (j)     Amendment of Exhibit C to the Lease ........................   19

     (k)     Amendment of Letter Agreement No. 1 ........................   20

SECTION 4.      EFFECTIVE DATE AND CONDITIONS PRECEDENT .................   20

     (a)     Effective Date and Conditions Precedent ....................   20

     (b)     Waiver or Deferral of Conditions Precedent .................   21

     (c)     Delivery by Telecopy .......................................   21

SECTION 5.      REPRESENTATIONS AND WARRANTIES ..........................   22

     (a)     Lessee Representations and Warranties ......................   22
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                                TABLE OF CONTENTS
                                   (continued)

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    (b)      Lessor Representations and Warranties ......................   23

SECTION 6.      EFFECT OF THIS AGREEMENT ................................   24

SECTION 7.      TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS .........   24

SECTION 8.      RESERVATION OF RIGHTS ...................................   25

SECTION 9.      FURTHER ASSURANCES ......................................   25

SECTION 10.     TIME OF THE ESSENCE; INTEREST AT INTEREST RATE ..........   25

SECTION 11.     SURVIVAL ................................................   25

SECTION 12.     JURISDICTION ............................................   26

SECTION 13.     MISCELLANEOUS ...........................................   26

SECTION 14.     DATING AND EFFECTIVENESS ................................   26
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                        AMENDMENT AGREEMENT (MSN 22237)

            This AMENDMENT AGREEMENT (MSN 22237) (this "AGREEMENT"), dated as of August 1, 2003, between POLARIS AIRCRAFT (PACIFIC RIM). INC., a corporation organized and existing pursuant to the laws of the State of California ("LESSOR"), and POLAR AIR CARGO, INC., a corporation organized and existing pursuant to the laws of the State of California ("LESSEE").

                                  WITNESSETH:

            WHEREAS, Lessor and Lessee are parties to the Lease (such term and all other capitalized terms used in these recitals but not defined in these recitals having the meaning ascribed in Section 1 hereof), under and pursuant to which Lessor leased to Lessee, and Lessee leased from Lessor, the aircraft and the engines described therein (the Lease and such aircraft and engines being described on ANNEX I attached hereto);

            WHEREAS, Lessee failed to pay a payment of Basic Rent due April 1, 2003 with respect to the Aircraft (the "SPECIFIED PAYMENT DEFAULT");

            WHEREAS, Lessor (and certain of its Affiliates) and Lessee are parties to the Term Sheet, under and pursuant to which, and subject to the satisfaction of the conditions precedent set forth in which, Lessor waived the Specified Payment Default and Lessor and Lessee (among other things) amended certain provisions of the Lease (the "LEASE AMENDMENTS"); and

            WHEREAS, Lessor and Lessee are entering into this Agreement (i) pursuant to, and as contemplated by, the Term Sheet, for purposes of confirming the waiver by Lessor of the Specified Payment Default (after satisfaction of the conditions precedent thereto contained in the Term Sheet) and setting forth the agreement of Lessor and Lessee with respect to the Lease Amendments (in greater specificity than is set forth in the Term Sheet), and (ii) as requested by Lessee subsequent to the date of the Term Sheet, for purposes of waiving the Specified Covenant Defaults (as such term is defined in Section 1 hereof).

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      SECTION 1. DEFINITIONS.

            (a) DEFINITIONS AS PER LEASE. Unless otherwise specifically defined herein, all capitalized terms used herein have the meanings stated in the Lease (as amended hereby).

            (b) ADDITIONAL DEFINITIONS. The following terms have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

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            "ADDITIONAL LEASE RESTRUCTURING AMENDMENT" means the Amendment
Agreement, dated as of August 1, 2003, between Serviced Lessor and Lessee.

            "AGREEMENT" has the meaning specified for such term in the preamble to this Agreement.

            "AIRCRAFT AND RELATED MATERIALS" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "ATLAS" means Atlas Air, Inc., a Delaware corporation.

            "ATLAS HOLDINGS" means Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

            "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended (or any successor statute thereto).

            "COMMON STOCK" means shares now or hereafter authorized of any class or series of the common stock of Atlas Holdings, any stock into which such shares of common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and any other stock of any class of Atlas Holdings, however designated, the holders of which have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Atlas Holdings without limit as to amount.

            "EFFECTIVE DATE" means November 18, 2003.

            "FILING DATE" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "FORBEARANCE DEFAULT" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "FORBEARANCE PERIOD" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "GECAS" means GE Capital Aviation Services, Inc., an Affiliate of Lessor.

            "GOVERNMENTAL ENTITY" means and includes: (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any entity described in clause (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

            "LEASE" means the Aircraft Lease Agreement, dated as of October 24, 2001, between Polaris Holding Company and Lessee, as supplemented by Lease Supplement No. 1 dated November 9, 2001 and the Letter Agreement No. 1 (as defined in such Aircraft Lease

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Agreement), and as assigned by Polaris Holding Company to Lessor, and assumed by
Lessor, and as amended by the Aircraft Lease Assignment and Amendment Agreement, dated as of June 23, 2003, among Polaris Holding Company, Lessor and Lessee; PROVIDED, HOWEVER, that as used in any provision of this Agreement, other than any provision contained in Section 3 or 6 hereof, "LEASE" means the Lease, as amended hereby.

            "LEASE ASSUMPTION" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "LESSEE PARTIES" means Lessee, Atlas and Atlas Holdings.

            "LESSEE PARTY ACKNOWLEDGEMENT AND AGREEMENT" means, with respect to each Lessee Party other than Lessee, an Acknowledgement and Agreement of such Lessee Party in the form of Schedule II attached hereto or Schedule III attached hereto, as applicable.

            "LESSOR ACCOMMODATIONS" has the meaning specified for such term in
Section 2(b) of this Agreement.

            "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person's business, operations or consolidated financial condition, or such Person's ability to observe or perform its obligations, liabilities and agreements under this Agreement or the Lease.

            "OTHER CREDITOR" means a creditor (other than GECC, Lessor or any other Affiliate of GECC) of, or an Other Lessor to, any Lessee Party.

            "OTHER LESSOR" means a lessor or sublessor of aircraft (other than GECC, Lessor or any other Affiliate of GECC) to any Lessee Party.

            "OTHER LESSOR RESTRUCTURING" has the meaning specified for such term in Section 2(g) of this Agreement.

            "OTHER TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Atlas, Atlas Holdings and GECAS, acting on behalf of certain Affiliates of Lessor, as lessors under certain of the Other Aircraft Leases.

            "PLAN" means a plan of reorganization in a Chapter 11 Case with respect to any or all of Lessee Parties.

            "PLAN EFFECTIVE DATE" has the meaning specified for such term in
Section 2(f) of this Agreement.

            "RELEASED PARTY" has the meaning specified for such term in Section 2(d) of this Agreement.

            "RESTRUCTURING PROGRAM" means the program of Lessee Parties for the restructuring of their indebtedness and other obligations (including, without limitation, obligations as lessee or sublessee of aircraft and engines), regardless of whether such

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restructuring occurs before, during or after the commencement of a Chapter 11
Case with respect to a Lessee Party and/or is effected, in whole or in part, pursuant to a Plan.

            "SECTION 1110 STIPULATION" has the meaning specified for such term in Section 2(c)(i) of this Agreement.

            "SERVICED LESSOR" means AeroUSA, Inc., a Connecticut corporation.

            "SPECIFIED COVENANT DEFAULTS" means all Defaults and/or Events of Default arising out of the breaches by Lessee of its covenants contained in
Section 7 of the Lease which (i) resulted from the failure by Lessee to deliver financial statements and certificates as and when required by Section 7 of the Lease to be delivered by Lessee with respect to fiscal quarters and fiscal years of Lessee that ended on and prior to June 30, 2003, and (ii) will result from the failure by Lessee to deliver financial statements as and when required by
Section 7 of the Lease to be delivered by Lessee with respect to the fiscal quarter ending September 30, 2003.

            "SPECIFIED DEFAULTS" means the Specified Covenant Defaults and the Specified Payment Default (and is the collective reference to all thereof); and "SPECIFIED DEFAULT" means any one of the Specified Covenant Defaults and the Specified Payment Default (and is the individual reference to any thereof).

            "SPECIFIED PAYMENT DEFAULT" has the meaning specified for such term in the recitals to this Agreement.

            "TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Lessee, Atlas Holdings and GECAS, acting on behalf of Polaris Holding Company, as lessor under the Lease, and on behalf of certain Affiliates of Polaris Holding Company and Lessor, as sublessors or lessors under certain of the Other Aircraft Leases.

      SECTION 2. WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND AGREEMENTS.

            (a) SPECIFIED DEFAULTS. Lessor hereby waives the Specified Defaults and agrees that Lessor will not exercise remedies solely by reason or in respect of the Specified Defaults. Without limitation of any of the terms, conditions and provisions of Section 8, Lessee acknowledges and agrees that the foregoing waiver and agreement by Lessor does not extend to (i) any failure by Lessee to pay when due Basic Rent under the Lease (other than the Specified Payment Default) or any other fact, circumstance or event that now constitutes or hereafter may constitute a Default or an Event of Default under and as defined in the Lease (other than the Specified Defaults), and (ii) does not waive, alter, limit or modify, in any manner or to any extent, any obligation of Lessee under Section 4(a)(i)(B) of the Lease.

            (b)   LESSOR ACCOMMODATIONS. Lessee acknowledges and agrees that:

                  (i) Lessee has received and will receive considerable benefit from the rent deferrals, forbearances from exercise of remedies (including, without limitation, termination of the Lease and repossession of the Aircraft) and waivers granted by Lessor pursuant to the Term Sheet and this Agreement (collectively, the "LESSOR ACCOMMODATIONS");

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                  (ii)  terms and provisions of this Agreement (including,
      without limitation, those pertaining to the right of Lessor to terminate the Lease upon the occurrence of a Non-Assumption Event) are in consideration of the Lessor Accommodations; and

                  (iii) Lessor has acted to its detriment in making the Lessor Accommodations (in lieu of terminating the Lease and repossessing the Aircraft).

            (c)   SECTION 1110 STIPULATION.

                  (i) In the event of the commencement with respect to Lessee of a Chapter 11 Case, (a) Lessee and Lessor shall execute and deliver a stipulation and agreement pursuant to Section 1110(b) of the Bankruptcy Code with respect to the Lease containing the provisions described in
      Section 2(c)(ii) and otherwise acceptable in form and substance to Lessor (the "SECTION 1110 STIPULATION"), (b) Lessee shall file the Section 1110 Stipulation concurrently with the "first day pleadings" in such Chapter 11 Case, and (c) Lessee shall cause the Section 1110 Stipulation to be entered and approved pursuant to written order of the bankruptcy court promptly after the Section 1110 Stipulation is filed with the bankruptcy court.

                  (ii)  The Section 1110 Stipulation shall provide that:

                        (A) Lessor is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and the Lease;

                        (B) Subject to the terms, conditions and provisions of the Section 1110 Stipulation, and pursuant to Section 1110(b) of the Bankruptcy Code, Lessor shall forbear from exercising its rights under Section 1110 of the Bankruptcy Code during the period (the "FORBEARANCE PERIOD") from the date of filing of the petition commencing the Chapter 11 Case with respect to Lessee (the "FILING DATE") until the earliest to occur of the following: (I) the date which is 180 days after the Filing Date; (II) confirmation of a plan of re-organization with respect to Lessee providing for the assumption by Lessee of the Lease pursuant to Sections 1123(b)(2) and 365 of the Bankruptcy Code or entry by the bankruptcy court of a separate order providing for such assumption pursuant to Section 365 of the Bankruptcy Code (referred to herein as "LEASE ASSUMPTION"); and (III) the occurrence of a "Forbearance Default" (as such term is hereinafter defined).

                        (C) During the Forbearance Period, Lessee shall perform, observe and comply with all of the terms, conditions and provisions of the Lease.

                        (D) Upon termination of the Forbearance Period (if the Forbearance Period terminates for any reason other than the occurrence of a Forbearance Default or the occurrence of Lease Assumption) or on the second Business Day next following the termination of the Forbearance Period (if the Forbearance Period terminates by reason of the occurrence of a Forbearance Default), Lessee shall, at Lessee's cost and expense, (I) return to Lessor, at a location designated by Lessor, the Airframe, with the Engines then installed

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            thereon, and with all Parts, equipment, components, systems, and
            Aircraft Documents relating to, or forming part of, the Airframe and or the Engines (collectively the "AIRCRAFT AND RELATED MATERIALS"), as the Aircraft and Related Materials are required to be returned to Lessor at expiration or termination of the Lease, and (II) from time to time upon request of Lessor, cooperate reasonably with Lessor or its representative to provide such information with respect to any or all of the Aircraft and Related Materials as may be requisite for Lessor (Y) to perform any applicable governmental filings or to obtain any applicable governmental certification or registration pertaining to any or all of the Aircraft and Related Materials, or
            (Z) to cause the Aircraft to be in condition for operation, re-lease or sale by Lessor. Upon termination of the Forbearance Period (if the Forbearance Period terminates for any reason other than the occurrence of Lease Assumption), the Lease shall be deemed rejected.

                        (E) As used in the Section 1110 Stipulation, "FORBEARANCE DEFAULT" shall mean any one or more of the following:
            (I) an Event of Default under and as defined in the Lease; (II) termination of the Lease pursuant to Section 8(c) thereof (by reason of a Non-Assumption Event); (III) breach by Lessee of any of its covenants contained in the Section 1110 Stipulation; (IV) the appointment in the Chapter 11 Case of a trustee or the appointment of an examiner with expanded powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, but only if such expanded powers include that such examiner takes the place of and assumes the full responsibilities and duties of Lessee's management and its board of directors or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; (V) cessation or material curtailment by Lessee of its operations; (VI) rejection of the Lease or abandonment of the Aircraft by Lessee; or (VII) acceleration of any or all of the indebtedness incurred by Lessee (and/or any other Lessee Party) as part of its (and/or their) receipt of debtor in possession financing.

                        (F) All Basic Rent and all Supplemental Rent due and payable under the Lease at or after the Filing Date (less any payments thereof made by Lessee after the Filing Date) shall be allowed as an administrative expense pursuant to Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code; PROVIDED, HOWEVER, that there shall not be allowed as an administrative expense (I) any damages payable by reason or in respect of the rejection or other termination of the Lease or the exercise by Lessor of remedies with respect to the rejection or other termination of the Lease or the occurrence of any Event of Default under and as defined in the Lease, or (II) any amounts payable by Lessee pursuant to Exhibit E to the Lease in respect of the failure of the Aircraft to meet the minimum hour and cycle requirements specified in Exhibit E to the Lease upon return of the Aircraft to Lessor.

                        (G) Except as specifically provided in the Section 1110 Stipulation, the Section 1110 Stipulation shall not affect, modify or waive any term, provision or condition of the Lease or applicable Law, including, without

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            limitation, Section 1110 of the Bankruptcy Code. The Section 1110
            Stipulation shall not constitute the assumption by Lessee of the Lease or an agreement by Lessee to assume the Lease.

                  (iii) Unless otherwise mutually agreed in writing by Lessor and Lessee, the form and text of the Section 1110 Stipulation shall be as set forth in the Restructuring Letter Agreement (with any blanks therein appropriately completed, any bracketed text therein appropriately deleted or modified and any information missing therefrom appropriately inserted).

            (d) LESSEE PARTY RELEASE. In consideration of the Lessor Accommodations, Lessee hereby (and by its execution and delivery of its Lessee Party Acknowledgement and Agreement, each other Lessee Party) releases, discharges and acquits Lessor, each Indemnitee (under and as defined in the Lease and each Other Agreement) and GECAS and each of their respective Affiliates and the officers, directors, members, agents, representatives and employees and the respective successors and assigns of each of the foregoing (each, a "RELEASED PARTY") from, and agrees not to sue upon (or otherwise assert or pursue any right or remedy with respect to) any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, legal process, suits, claims and costs and expenses, whether by contract or at law or in equity or otherwise arising and whether known or unknown, that Lessee had or has, or may have had or have, against any Released Party arising out of or in connection with facts, circumstances or events (whether known or unknown by Lessee) existing or occurring prior to or on and as of the Effective Date and pertaining to any or all of Lessor, any Affiliate of Lessor, the Operative Documents, the Other Agreements and the transactions contemplated thereby.

            (e)   EXPENSES.

                  (i) Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) Atlas agree that (a) on the Effective Date, Lessee Parties shall pay to counsel for Lessor, the Affiliates of Lessor that are parties to the Other Restructuring Lease Amendments and Serviced Lessor, in payment of the fees of such counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment, the sum of S225,000, and (b) such sum shall be in addition to all retainer deposits made to such counsel (which retainer deposits shall be applied to the fees of such counsel in such connection that are not paid in full by such additional sum without any necessity or obligation on the part of such counsel, GECAS or any other Person to refund, return or otherwise account for such retainer deposits or any right on the part of any Lessee Party to receive or recover all or any portion of such retainer deposits). Notwithstanding anything herein, in any Other Lease Restructuring Amendment or in the Additional Restructuring Lease Amendment to the contrary, and for the avoidance of any doubt, it is expressly stated, acknowledged and agreed that the aggregate amount payable by Lessee Parties on the Effective Date pursuant to this Section 2(e)(i) and Section 2(e)(i) of each of the Other Lease Restructuring Amendments and the Additional Restructuring Lease Amendment is $225,000.

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                  (ii)  Lessee agrees that, on demand, Lessee shall pay or
      reimburse Lessor, Affiliates of Lessor and Serviced Lessor for seven-ninths (7 9ths) of all out of pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Lessor, Affiliates of Lessor and Serviced Lessor in connection with or related to (a) the issuance of each guaranty pursuant to and as required by Section 2(f) of each of this Agreement, each Other Restructuring Lease Amendment and the Additional Restructuring Lease Amendment, (b) the issuance of Common Stock pursuant to and as required by the Restructuring Letter Agreement and each Other Restructuring Letter Agreement, and (c) the preparation, negotiation, execution and delivery of amendments and other documents pursuant to and as required by Section 2(g) of each of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment.

                  (iii) Without limitation of any term or provision of Section 18 of the Lease, Lessee acknowledges, confirms and agrees that, on demand, Lessee shall pay or reimburse Lessor for all out of pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Lessor in connection with or related to the preservation or exercise by Lessor of rights and remedies of Lessor and/or the enforcement by Lessor of obligations of Lessee and/or Guarantor during the pendency of any Chapter 11 Case with respect to Lessee or other proceeding under the Bankruptcy Code with respect to Lessee (including, without limitation, all such costs and expenses in connection with or related to the Section 1110 Stipulation provided for in Section 2(c) hereof, the assumption by Lessee of the Lease and/or the exercise by Lessor of its rights under Section 8(c) or Section 18 of the Lease, but excluding, however, any such costs and expenses in connection with or related to any monitoring of developments in any such case that is unrelated to such preservation or exercise of rights and remedies or such enforcement of obligations.

            (f) RESTRUCTURING GUARANTIES. On the earlier to occur of (i) the date on which a Plan (a) has been confirmed by the bankruptcy court, and (b) all conditions precedent to the effectiveness of such Plan under the Bankruptcy Code and/or set forth in such Plan have been satisfied (such date being referred to as the "PLAN EFFECTIVE DATE"), or (ii) the date on which any Lessee Party issues to an Other Creditor of any other Lessee Party a guaranty of the obligations of such other Lessee Party to such Other Creditor, each Lessee Party shall issue a guaranty of the due and punctual payment and performance of all obligations of each Affiliate of such Lessee Party under this Agreement, the Lease and each Other Agreement to and for the benefit of Lessor or the Affiliate of Lessor that is a party to this Agreement, the Lease or such Other Agreement. Each such guaranty shall be (i) a guaranty of payment and performance and not of collection, and (ii) otherwise reasonably acceptable in form and substance to the beneficiary thereof (it being stated and acknowledged, for the avoidance of any doubt or misunderstanding, that the form and content of the Parent Guaranty shall not be dispositive with respect to the acceptability of the form and content of any guaranty to be issued pursuant to this Section 2(f)).

            (g) MOST FAVORED NATION TREATMENT. Lessee agrees that if Lessee Parties (or one or more thereof) enter(s) into definitive documents with respect to the restructuring, modification or amendment of their (or any of their) obligations to an Other Lessor (such restructuring, modification or amendment being referred to as an "OTHER LESSOR RESTRUCTURING")

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which provide(s) for such Other Lessor to receive (as part of the Restructuring
Program) a lease or sublease rate or other economic terms, economic provisions or economic conditions that, taking into account all prevailing facts and circumstances, are more favorable to such Other Lessor than the lease rate or other economic terms, economic provisions or economic conditions received by Lessor (as part of the Restructuring Program) and set forth in this Agreement and/or reflected in the Operative Documents after giving effect to this Agreement, then, (i) within thirty (30) days after such entry into such definitive documents with respect to such Other Lessor Restructuring, Lessee shall notify Lessor thereof, and (ii) within forty-five (45) days after the request therefor (if any) by Lessor, this Agreement, the Restructuring Letter Agreement, the Lessee Party Acknowledgments and Agreements and the Operative Documents shall be amended and/or modified in such manner and to such extent as may be requisite to provide to Lessor (as part of the Restructuring Program) a lease rate and other economic terms, economic provisions and economic conditions that, taking into account all prevailing facts and circumstances, are the same as the lease or sublease rate and other economic terms, economic provisions and economic conditions provided to such Other Lessor pursuant to such Other Lessor Restructuring and the documents relating to such Other Lessor Restructuring. Notwithstanding the foregoing, Lessee and Lessor agree that Lessee shall not be obligated to provide, and Lessor shall not be entitled to request or to receive, "most favored nation treatment" pursuant to this Section 2(g) (or otherwise) with respect to the restructuring, modification and/or amendment of the obligations of Lessee Parties under and/or in respect of (i) the 1998 7.38% Atlas Air Pass Through Certificates, Series A, (ii) the 1999 7.20% Atlas Air Pass Through Certificates, Series A-l, and (iii) the 2000 8.707% Atlas Air Pass Through Certificates, Series A and, in each case, the lease agreements, lease indentures, leased equipment notes, indentures, owned equipment notes and other documents and instruments executed, delivered and/or issued in connection with such Certificates, (and, for purposes of this Section 2(g), no party to any of the foregoing agreements, documents and instruments shall be an "Other Lessor").

      SECTION 3. AMENDMENT OF THE LEASE AND LETTER AGREEMENT NO. 1. The Lease is hereby amended as follows:

            (a) AMENDMENTS TO SECTION 1 OF THE LEASE. Section 1 of the Lease is amended by adding thereto in appropriate alphabetical order the following definitions of the terms "AGGREGATE DEFERRED AMOUNT", "AMENDMENT AGREEMENT", "CHAPTER 11 CASE", "CODE", "CURRENT BASIC RENT", "DEFERRABLE BASIC RENT", "DEFERRAL PERIOD", "DEFERRAL PERIOD COMMENCEMENT DATE", "DEFERRED BASIC RENT", "DEFERRED BASIC RENT PAYMENT DATE", "EFFECTIVE DATE", "EXCEPTED ENGINE", "GROUNDED AIRCRAFT", "GROUNDED ENGINE", "NON-ASSUMPTION EVENT", "OTHER AGREEMENT", "OTHER AIRCRAFT LEASE", "OTHER EXISTING AGREEMENT", "OTHER RESTRUCTURING LEASE AMENDMENT", "OTHER RESTRUCTURING LETTER AGREEMENT", "OWNERSHIP INTERESTS", "RESTRUCTURING LETTER AGREEMENT", "SEPARATELY GROUNDED ENGINE", "STORAGE PROGRAM" and "SUBSIDIARY":

                        "AGGREGATE DEFERRED AMOUNT" has the meaning specified
            for such term in SECTION 4(a)(i)(C) of this Lease.

                        "AMENDMENT AGREEMENT" means the Amendment Agreement (MSN
            22237), dated as of August 1, 2003, between Lessor and Lessee.

                        "CHAPTER 11 CASE" has the meaning specified for such
            term in SECTION 8(c)(ii) of this Lease.

                        "CODE" means the Internal Revenue Code of 1986, as
            amended (or any successor statute thereto).

                        "CURRENT BASIC RENT" has the meaning specified for such
            term in SECTION 4(a)(i)(B) of this Lease.

                        "DEFERRABLE BASIC RENT" has the meaning specified for
            such term in SECTION 4(a)(i)(B) of this Lease.

                        "DEFERRAL PERIOD" has the meaning specified for such
            term in SECTION 4(a)(i)(D) of this Lease.

                        "DEFERRAL PERIOD COMMENCEMENT DATE" has the meaning
            specified for such term in SECTION 4(a)(i)(D) of this Lease.

                        "DEFERRED BASIC RENT" has the meaning specified for such
            term in SECTION 4(a)(i)(C) of this Lease.

                        "DEFERRED BASIC RENT PAYMENT DATE" has the meaning
            specified for such term in SECTION 4(a)(i)(D) of the Lease.

                        "EFFECTIVE DATE" has the meaning specified for such term
            in the Amendment Agreement.

                        "EXCEPTED ENGINE" means an Engine that, at any time at
            which the Airframe is grounded pursuant to SECTION 9(a) of this Lease, (i) is installed on an airframe other than the Airframe as permitted in accordance with this Lease, (ii) is in maintenance (other than maintenance pursuant to a Storage Program), (iii) is on the ground for a temporary period consistent with airline industry practice in the United States, or (iv) is used by Lessee as a spare engine consistent with airline industry practice in the United States.

                        "GECC" means General Electric Capital Corporation, a
            Delaware corporation.

                        "GROUNDED AIRCRAFT" has the meaning specified for such
            term in SECTION 9(a) of this Lease.

                        "GROUNDED ENGINE" has the meaning specified for such
            term in SECTION 9(a) of this Lease.

                        "NON-ASSUMPTION EVENT" has the meaning specified for
            such term in SECTION 8(c)(ii) of this Lease.

                        "OTHER AGREEMENT" means (a) any Other Aircraft Lease,
            (b)any Other Existing Agreement, or (c) any other agreement, document or instrument executed and delivered subsequent to April 11, 2003 (i) which (A) is a lease or a sublease or (B) is (or evidences) a financing arrangement or extension of credit or other financial accommodation, (ii) to which Lessee and/or any of its Affiliates is a party or a signatory or by which it is bound (other than solely as a guarantor thereof), and (iii) to which GECC, Lessor and/or any other Subsidiary of GECC is a party or of which GECC, Lessor and/or any other Subsidiary of GECC is a named or intended beneficiary (pursuant to a trust agreement or otherwise).

                        "OTHER AIRCRAFT LEASE" means a lease or a sublease of an
            aircraft (other than this Lease), executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Lessee or an Affiliate of Lessee is a party as lessee or sublessee and GECC, Lessor or any other Subsidiary of GECC is a party as lessor or sublessor; and "OTHER AIRCRAFT LEASES" means all seven of such leases and subleases. For the avoidance of any doubt, the Other Aircraft Leases are identified in the Restructuring Letter Agreement.

                        "OTHER EXISTING AGREEMENT" means any one of (a) the two
            engine lease agreements, (b) the aircraft parts consignment access agreement, and (c) the credit agreement and related promissory note, guarantee, mortgages and security agreements, in each case, executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Lessee or an Affiliate of Lessee is a party and GECC, Lessor or any other Subsidiary of GECC is a party; and "OTHER EXISTING AGREEMENTS" means all of such agreements, documents and instruments. For the avoidance of any doubt, the Other Existing Agreements are identified in the Restructuring Letter Agreement.

                        "OTHER RESTRUCTURING LEASE AMENDMENT" means an Amendment
            Agreement, dated as of August 1, 2003, pertaining to one of the Other Aircraft Leases; and "OTHER RESTRUCTURING LEASE AMENDMENTS" means all seven of such amendment agreements.

                        "OTHER RESTRUCTURING LETTER AGREEMENT" means a letter
            agreement, dated as of August 1, 2003, pertaining to one of the Other Restructuring Lease Amendments; and "OTHER RESTRUCTURING LETTER AGREEMENTS" means all seven of such letter agreements.

                        "OWNERSHIP INTERESTS" means, with respect to a Person,
            any capital stock, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests or other equity interests (however designated and of any character) of such Person, including, without limitation, securities convertible into any of the foregoing and rights, warrants or options to acquire any of the foregoing.

                        "RESTRUCTURING LETTER AGREEMENT" means the letter
            agreement, dated as of August 1, 2003, and captioned "RESTRUCTURING LETTER AGREEMENT (MSN 22237)", between Lessor and Lessee.

                        "SEPARATELY GROUNDED ENGINE" has the meaning specified
            for such term in SECTION 9(a) of this Lease.

                        "STORAGE PROGRAM" means, with respect to the Grounded
            Aircraft, a Grounded Engine or a Separately Grounded Engine, (a) Lessee's Roswell New Mexico storage program (as in effect on the Effective Date or as modified from time to time so long as (i) such storage program, as so modified, satisfies the criteria specified in sub-clauses (i) and (ii) of the following clause (b) of this defined term, and (ii) in the event of a modification that is material (when considered in relation to such storage program taken as a whole or to the interests of Lessor in and with respect to the Aircraft), such storage program, after giving effect to such modification, is otherwise reasonably acceptable to Lessor), or (b) any other storage program that (i) is approved for the Grounded Aircraft, such Grounded Engine or such Separately Grounded Engine (as applicable) by the FAA (or the applicable governmental authority under the laws of any jurisdiction (other than the United States of America) in which the Aircraft may then be registered as permitted in accordance with the Lease), (ii) complies with the guidelines of the manufacturers of the Airframe and the Engine(s) or engine(s) constituting and/or forming part of the Grounded Aircraft, such Grounded Engine or such Separately Grounded Engine (as applicable) for the storage (including maintenance during storage) thereof, and
            (iii) otherwise is acceptable to Lessor.

                        "SUBSIDIARY" means, with respect to a Person, (a) any
            corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding Ownership Interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. For purposes of this definition, "control" (including "controlled by") means, with respect to a Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

            (b) AMENDMENT OF SECTION 4(a)(i) OF THE LEASE. Section 4(a)(i) of the Lease is amended to read in its entirety as follows:

                  (i)   BASIC RENT.

                        (A) Subject to the provisions of SECTION 4(a)(i)(B), on each Basic Rent Payment Date, Basic Rent for the use of the Aircraft shall be due and payable, and Lessee shall pay Basic Rent in Dollars, in the amount specified for such date under the column captioned "Basic Rent Payment" on EXHIBIT A TO LETTER AGREEMENT NO.
            1. On and after the Basic Rent Payment Date next succeeding the Deferral Period Commencement Date, Basic Rent (other than Deferred Basic Rent and the Aggregate Deferred Amount) shall be payable (monthly) in arrears. Each payment of Basic Rent shall be final, subject to SECTION 4(c) hereof.

                        (B) At the election of Lessee (exercisable as hereinafter described), on each Basic Rent Payment Date occurring during the Deferral Period, in lieu of paying Basic Rent on such date in the amount required by SECTION 4(a)(i)(A) (without giving effect to the reference therein to this SECTION 4(a)(i)(B)), Lessee may (a) pay in Dollars the portion of such Basic Rent as is specified for such date under the column captioned "Current Basic Rent Payment" on EXHIBIT A TO LETTER AGREEMENT NO. 1 (Basic Rent payable as described in this clause (a) being referred to as "CURRENT BASIC RENT"), and (b) defer (as described in SECTION 4(a)(i)(C)) payment of the portion of such Basic Rent as is specified for such date under the column captioned "Deferrable Basic Rent Payment" on EXHIBIT A TO LETTER AGREEMENT NO. 1 (Basic Rent payable as described in this clause (b) being referred to as "DEFERRABLE BASIC RENT"). Payment by or on behalf of Lessee on or with respect to any Basic Rent Payment Date of Basic Rent for such Basic Rent Payment Date net of Deferrable Basic Rent for such Basic Rent Payment Date shall constitute (without any necessity for notice to Lessor or any other Person) the irrevocable exercise by Lessee of its election to pay Current Basic Rent and to defer Deferrable Basic Rent as described in this SECTION 4(a)(i)(B) on such Basic Rent Payment Date and all succeeding Basic Rent Payment Dates occurring during the Deferral Period.

                        (C) On the Deferred Basic Rent Payment Date, Lessee shall pay (in addition to all other amounts that are then payable under this Lease and without any necessity for demand or notice by Lessor to Lessee pursuant to SECTION 18 or otherwise) an amount equal to the sum of the amounts of the Deferrable Basic Rent deferred by Lessee pursuant to SECTION 4(a)(i)(B) on all Basic Rent Payment Dates prior to (and, if applicable, on) the Deferred Basic Rent Payment Date (including, without limitation, the Basic Rent Payment Date that occurred on April 1, 2003) (such sum being referred to as the "AGGREGATE DEFERRED AMOUNT"; and each amount so deferred by Lessee being referred to as "DEFERRED BASIC RENT"). Notwithstanding anything to the contrary in this Lease, (i) Lessee shall not be obligated to pay interest (at the Interest Rate or any other rate) on any installment of Deferred Basic Rent for or with respect to any period of time prior to the Deferred Basic Rent Payment Date, and (ii) Lessee shall pay to Lessor, on demand, interest at the Interest Rate on any part of the Aggregate Deferred Amount that is not paid when due on the Deferred Basic Rent Payment Date, for the period from the Deferred Basic Rent Payment Date until the same shall be paid in full.

                        (D) As used herein: (a) "DEFERRAL PERIOD" means the period from and including the Deferral Period Commencement Date to but excluding the Deferred Basic Rent Payment Date; (b) "DEFERRAL PERIOD COMMENCEMENT DATE" means March 20, 2003; and (c) "DEFERRED BASIC RENT PAYMENT DATE" means the earliest date (during the Term) on which there occurs an Event of Default (other than an Event of Default described in SECTION 17(e), SECTION 17(f) or SECTION 17(g)), regardless of whether (1) before or on such date, an Event of Default described in SECTION 17(e), SECTION 17(f) or SECTION 17(g) shall have occurred and/or been continuing, or (2) after such date, such Event of Default shall be, or shall be deemed or construed to be, cured or waived or shall otherwise, or shall be deemed or construed to otherwise, cease to exist or continue.

                        (E) For the avoidance of any doubt, it is expressly stated, acknowledged and agreed that wherever in this Lease (other than this SECTION 4(a)(i)) a reference is made to Basic Rent, if such Basic Rent is or was payable during the Deferral Period and after exercise by Lessee of its deferral election described in
            SECTION 4(a)(i)(B), such reference is to Current Basic Rent. For the avoidance of any doubt, it is also expressly stated, acknowledged and agreed that: (i) the Deferred Basic Rent Payment Date shall not occur, and Lessee shall not be obligated to make payment of the Aggregate Deferred Amount (or any other amount in respect of the deferral by Lessee of Deferrable Basic Rent), unless and until an Event of Default (other than an Event of Default described in SECTION 17(e), SECTION 17(f) or SECTION 17(g)) occurs during the Term; and (ii) after the occurrence of an Event of Default (other than an Event of Default described in SECTION 17(e), SECTION 17(f)or
            SECTION 17(g)) and regardless of whether such Event of Default continues, Lessee shall not be entitled to defer Deferrable Basic Rent and shall be obligated to pay Basic Rent in the amount required by SECTION 4(a)(i)(A) (without giving effect to the reference therein to SECTION 4(a)(i)(B)).

                        (F) Lessor and Lessee agree that, irrespective of Lessee's payment obligations set forth in SECTION 4(a)(i)(A), after exercise by Lessee of its deferral election described in SECTION 4(a)(i)(B) and unless and until the event described in SECTION 4(a)(i)(C) occurs and Lessee makes the payment provided for therein, Lessee's liability for purposes of Section 467 of the Code on account of the use of the Aircraft in accordance with this Lease during the Deferral Period shall be as stated on EXHIBIT A TO LETTER AGREEMENT NO. 1 under the caption "Current Basic Rent Payment". It is the intention of the parties hereto that the allocation of Current Basic Rent as provided in EXHIBIT A TO LETTER AGREEMENT
            NO. 1 constitutes a specific allocation of fixed rent within the meaning of

            Treasury Regulation Section 1.467-1(c)(2)(ii)(A) with the effect that, pursuant to Treasury Regulation Section 1.467-1(d) and 1.467-2, each of Lessor and Lessee, on any federal income tax returns filed by it (or on any return on which its income is included), shall accrue for purposes of Section 467 of the Code the amounts of rental income and rental expense, respectively, set forth for each period under the column with the heading "Current Basic Rent Payment" on EXHIBIT A TO LETTER AGREEMENT NO. 1 and for purposes of Section 467 of the Code shall include the amounts in income or as an expense, respectively, for each taxable year in accordance with Treasury Regulations Section 1.467-1 (d)(1).

            (c) AMENDMENT OF SECTION 4(a)(iii) OF THE LEASE. Section 4(a)(iii) of the Lease is amended by changing the words "Basic Rent" and "Basic Rent amount", in each place in which they appear therein, to the words "Basic Rent amounts".

            (d) AMENDMENT OF SECTION 4(a)(iv) OF THE LEASE. Section 4(a)(iv) of the Lease is amended by substituting for the words "percentages of Basic Rent", which appear in the third sentence thereof, the words "Basic Rent amounts".

            (e) AMENDMENT OF SECTION 7 OF THE LEASE. Section 7 of the Lease is amended by (i) re-lettering clauses (c) and (d) of the first paragraph thereof as clauses (e) and (0 thereof, and (ii) substituting for clauses (a) and (b) thereof the following clauses (a), (b), (c) and (d):

                  (a) within ninety (90) days following the end of each of the first three (3) quarters of each fiscal year of Guarantor, an unaudited balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal quarter and unaudited profit and loss statements and cash flow and retained earnings statements of Guarantor and its consolidated subsidiaries for such fiscal quarter, certified by the chief financial officer of Guarantor as presenting fairly in accordance with generally accepted accounting principles (but subject to customary year-end adjustments) the financial position of Guarantor and its consolidated subsidiaries as of the end of such fiscal quarter and the changes in their cash flow and retained earnings for such fiscal quarter; PROVIDED, HOWEVER, that if, as of the end of such fiscal quarter, Guarantor is a public reporting company, in lieu of the foregoing, Lessee may deliver to Lessor the Quarterly Report on Form 10-Q (or any successor form thereto promulgated by the Securities and Exchange Commission) of Guarantor for such fiscal quarter (as filed with the Securities and Exchange Commission); PROVIDED FURTHER, HOWEVER, that if Lessee is not a subsidiary of Guarantor whose financial statements are consolidated with those of Guarantor, the financial statements required pursuant to this clause (a) shall be those of Lessee and its consolidated subsidiaries (if any) rather than those of Guarantor and its consolidated subsidiaries (and references in this clause (a) to fiscal quarters of Guarantor shall be to those of Lessee);

                  (b) within one hundred twenty (120) days following the end of each fiscal year of Guarantor, (1) if prior to the end of such fiscal year the Guarantor 2002 Audited Financial Statements (as hereinafter in this Section 7 defined) were not prepared and copies thereof were not furnished to Lessor, an unaudited balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal year and unaudited profit and loss statements and cash flow and retained earnings statements of Guarantor and its consolidated subsidiaries for such fiscal year, certified by the chief financial officer of Guarantor as presenting fairly in accordance with generally accepted accounting principles the financial position of Guarantor and its consolidated subsidiaries as of the end of such fiscal year and the changes in their cash flow and retained earnings for such fiscal year, or (2) if prior to the end of such fiscal year the Guarantor 2002 Audited Financial Statements were prepared and copies thereof were furnished to Lessor, an audited balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal year and audited profit and loss statements and cash flow and retained earnings statements of Guarantor and its consolidated subsidiaries for such fiscal year, together with the report thereon of independent public accountants of nationally recognized standing; PROVIDED, HOWEVER, that if, as of the end of such fiscal year, Guarantor is a public reporting company, in lieu of the foregoing, Lessee may deliver to Lessor the Annual Report on Form 10-K (or any successor form thereto promulgated by the Securities and Exchange Commission) of Guarantor for such fiscal year (as filed with the Securities and Exchange Commission); PROVIDED FURTHER, HOWEVER, that if Lessee is not a subsidiary of Guarantor whose financial statements are consolidated with those of Guarantor, the financial statements required pursuant to this clause (b) shall be those of Lessee and its consolidated subsidiaries (if any) rather than those of Guarantor and its consolidated subsidiaries (and references in this clause (b) to fiscal years of Guarantor shall be to those of Lessee);

                  (c)   as soon as available, and in any event, within thirty
      (30) days after filing thereof with the Securities and Exchange Commission, one copy of the audited financial statements of Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2002, together with the report thereon of independent public accountants of nationally recognized standing (collectively, the "GUARANTOR 2002 AUDITED FINANCIAL STATEMENTS");

                  (d)   as soon as available, and in any event within thirty
      (30) days following the date of filing with the Securities and Exchange Commission, one copy of each Quarterly Report on Form 10-Q (or any successor form thereto promulgated by the Securities and Exchange Commission) of Guarantor and each Annual Report on Form 10-K (or any successor form thereto promulgated by the Securities and Exchange Commission) of Guarantor filed with the Securities and Exchange Commission;

            (f) AMENDMENT OF SECTION 8 OF THE LEASE. Section 8 of the Lease is amended as follows: (i) the caption of Section 8 of the Lease is amended to read in its entirety "Covenants and Agreements"; and (ii) there is added after
Section 8(b) a new Section 8(c) which reads in its entirety as follows:

                  (c)   TERMINATION BY REASON OF NON-ASSUMPTION EVENT.

                        (i) Lessor shall have the right (exercisable by the giving by Lessor to Lessee of at least two (2) days' prior written notice specifying the date on which this Lease shall terminate pursuant to this SECTION 8(c)) to terminate this Lease at any time during the Term if at such time a Non-Assumption Event shall have occurred and be continuing. If this Lease terminates pursuant to this SECTION 8(c), Lessor shall have the rights and remedies, and Lessee shall have the obligations, in each case, that are specified in clauses (a) through (f) of SECTION 18 (with the same effect as if an Event of Default had occurred and was continuing). Lessee hereby waives any right, whether at law or in equity, or otherwise existing or arising, to stay, enjoin or otherwise restrict or impede the exercise by Lessor of any such right or remedy of Lessor.

                        (ii)  As used herein, "NON-ASSUMPTION EVENT" means that
            (a) this Lease shall not have been assumed by Lessee, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Lessee of a case under Chapter 11 of Title 11 of the United States Code (or any successor provision of any successor statute) (any such case being referred to as a "CHAPTER 11 CASE"), or (b) any Other Aircraft Lease shall not have been assumed by Lessee or the other Person that is the lessee or sublessee under such Other Aircraft Lease, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Lessee or such other Person of a Chapter 11 Case.

            (g) AMENDMENT OF SECTION 9(a) OF THE LEASE. Section 9(a) of the Lease is amended by (i) re-lettering clauses (C) and (D) thereof as clauses (B) and (C) thereof, and (ii) adding at the end of clause (A) thereof the following provisos:

            PROVIDED, HOWEVER, that if Lessee (i) grounds the Airframe, together with the Engines or engines then installed thereon (collectively, the "GROUNDED AIRCRAFT") for longer than a temporary period and/or for reasons other than those previously described in this clause (A) (which Lessee may do, in its discretion, if in connection therewith Lessee complies with the terms of this proviso and the following proviso to this clause (A), (ii) stores the Grounded Aircraft in a Storage Program for the duration of such grounding, (iii) stores all Engines other than Excepted Engines (collectively, the "GROUNDED ENGINES") in a Storage Program for the duration of such grounding (and maintains the Excepted Engines, or causes the Excepted Engines to be maintained, in accordance with the terms of this Lease (other than the terms of this proviso and the following proviso to this clause (A)), (iv) identifies to Lessor, upon commencement of such grounding and from time to time thereafter upon any change in such location or such information, the locations of the Grounded Aircraft and each Grounded Engine, the owner and the operator of each storage facility at which the Grounded Aircraft and/or each Grounded Engine is stored (setting forth for each such owner and each such operator, its name, address, applicable contact person or persons and their respective telephone numbers, facsimile numbers and, if available, e-mail addresses), and (v) authorizes each such owner and/or operator to discuss with Lessor (or its representatives), and to provide to Lessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or non-payment of, the costs, expenses and other charges of such owner and/or operator with respect to the

            Grounded Aircraft and/or each Grounded Engine, as applicable (and, in such connection, Lessee authorizes each such owner and each such operator to rely on a copy of this provision of this Lease as due authorization and instruction by Lessee to such owner or such operator to discuss with Lessor (or its representatives), or to provide to Lessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or non-payment of, the costs, expenses and other charges of such owner or such operator with respect to the Grounded Aircraft and/or each Grounded Engine, as applicable), Lessee shall (in lieu of complying with the requirements of this clause (A) other than those requirements set forth in the provisos to this clause (A), but without limitation of any other term or provision of this Lease (including, without limitation, SECTION 16 and the following clauses (B) and (C) of this
            SECTION 9(a)) or any other Operative Document) maintain the Grounded Aircraft and each Grounded Engine in accordance with a Storage Program; PROVIDED FURTHER, HOWEVER, that at such time as the Grounded Aircraft or a Grounded Engine is removed from storage. Lessee shall, at its own cost and expense, cause the Grounded Aircraft or such Grounded Engine to be or become in the condition in which, but for the Aircraft or such Grounded Engine being a Grounded Aircraft or a Grounded Engine, the Aircraft or such Engine would have been required by this Lease to be in; and PROVIDED FURTHER, HOWEVER, that if, at any time when the Airframe is not so grounded,
            (i) Lessee grounds an Engine not then installed on the Airframe (a "SEPARATELY GROUNDED ENGINE") for longer than a temporary period (which Lessee may do, in its discretion, if in connection therewith Lessee complies with the terms of this proviso), and (ii) Lessee complies with (a) the requirements of clauses (iv) and (v) of the second preceding proviso to this clause (A), and (b) the requirements of the next preceding proviso to this clause (A), in each case, with respect to such Separately Grounded Engine (as if each reference in such clauses (iv) and (v) and such proviso to "GROUNDED ENGINE" was a reference to "Separately Grounded Engine"), Lessee shall (in lieu of complying with the requirements of this clause (A) with respect to such Separately Grounded Engine (other than those requirements set forth in this proviso to this clause
            (A), but without limitation of any other term or provision of this Lease (including, without limitation, SECTION 16 and the following clauses (B) and (C) of this SECTION 9(a)) or any other Operative Document) maintain such Separately Grounded Engine in accordance with a Storage Program (it being expressly stated, acknowledged and agreed, for the avoidance of any doubt, that, by inclusion in this Lease of the provisos to this clause (A), Lessor waives compliance by Lessee with, and any Default or Event of Default which would arise solely from Lessee's failure to comply with, the requirements of this clause (A) (other than the requirements set forth in the provisos to this clause (A)) with respect to the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration of the grounding thereof so long as Lessee complies with the requirements set forth in the applicable provisos to this clause
            (A) and each applicable Storage Program with respect to the grounding and storage (including maintenance during storage) of the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration (and at the termination) of the grounding thereof):

            (h) AMENDMENT OF SECTION 17 OF THE LEASE. Section 17 of the Lease is amended as follows: (i) the period at the end of clause (i) of Section 17 of the Lease is changed to a semi-colon followed by the word "or"; and (ii) the following additional clauses are added after clause (i) of Section 17 of the
Lease:

                  (j) Lessee shall have failed to pay when due any amount payable by it under the Amendment Agreement and such failure shall have continued for five (5) Business Days; or Lessee or any Affiliate of Lessee that is a party to any Other Agreement shall have failed to pay when due any amount payable by it under such Other Agreement and such failure shall continue beyond the applicable cure or grace period, if any, provided for such failure in such Other Agreement; or Lessee or any Affiliate of Lessee shall have failed to perform or observe (or cause to be performed or observed) any covenant or agreement to be performed or observed (or caused to be performed or observed) by it under SECTION 2(c) or SECTION 2(f) of the Amendment Agreement or the analogous provision of any of the Other Restructuring Lease Amendments or under Part I of the Restructuring Letter Agreement or the analogous provision of any of the Other Restructuring Letter Agreements; or

                  (k) any representation or warranty made or deemed made by Lessee or any Affiliate of Lessee in the Amendment Agreement or any document or certificate furnished by it pursuant to or in connection with the Amendment Agreement shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured within thirty (30) days after receipt by Lessee of written notice from Lessor.

            (i) AMENDMENT OF SECTION 23(a) OF THE LEASE. Section 23(a) of the Lease is amended by substituting for the last sentence thereof the following sentences:

      All of the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Lease. Each of "Lessee", "Lessor" or any other person includes, without prejudice to the provisions of this Lease, any successor in interest to it and any permitted transferee or permitted assignee of it. Unless otherwise stated herein, a reference herein to a Section, an Exhibit or a Schedule is a reference to a section or an exhibit or a schedule to this Lease.

            (j) AMENDMENT OF EXHIBIT C TO THE LEASE. Exhibit C to the Lease is amended as follows: (i) the date which appears therein opposite the words "Expiration Date" is changed to "December 1, 2009"; and (ii) the officer of Lessee to whose attention notices to Lessee should be directed, as set forth opposite the words "Lessee's Address", is changed to "Chief Financial Officer".

            (k) AMENDMENT OF LETTER AGREEMENT NO. 1. Letter Agreement No. 1 is amended as follows:

                  (i) BASIC RENT. The following words are substituted for the text which appears opposite the words "Basic Rent": "See Exhibit A attached hereto."

                  (ii) SCHEDULE I. Schedule I to Letter Agreement No. 1 is amended by adding at the end thereof the following two entries:

                        Any day during the six month period
                           commencing November 1, 2008            $21,909,800

                        Any day during the six month period
                           commencing May 1, 2009                 $20,834,000

                  (iii) ADDITION OF EXHIBIT A. Exhibit I attached to this Agreement (other than the first page thereof) is added at the end of Letter Agreement No. 1 as Exhibit A to Letter Agreement No. 1.

      SECTION 4. EFFECTIVE DATE AND CONDITIONS PRECEDENT.

            (a) EFFECTIVE DATE AND CONDITIONS PRECEDENT. This Agreement shall become effective upon satisfaction in full of each of the following conditions on or prior to the Effective Date:

                  (i) DELIVERIES TO LESSOR. Lessor shall have received the following (in each case, satisfactory in form and substance to Lessor and its legal counsel):

                        (A) this Agreement and the Restructuring Letter Agreement, duly executed by Lessee;

                        (B) an Acknowledgement, Consent and Agreement of Atlas Holdings in the form of Schedule I attached hereto, duly executed by Atlas Holdings, and a Lessee Party Acknowledgement and Agreement of each Lessee Party other than Lessee, duly executed by such Lessee Party;

                        (C) favorable opinions of (1)Cahill Gordon & Reindel LLP, special counsel for Lessee and the other Lessee Parties, (2) Warren & Sklar, California counsel for Lessee, and (3) Crowe & Dunlevy, special FAA counsel for Lessee, each dated the Effective Date, as to such matters relating to this Agreement, the Lease and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Lessor shall have reasonably requested; and

                        (D) payment in full (or evidence of payment in full) of all expenses of Lessor and other sums required to be paid to (or for the account of) Lessor and its Affiliates pursuant to this Agreement, the other Restructuring Lease

            Amendments, the Other Agreements and the Operative Documents (as defined herein and in the Other Restructuring Lease Amendments).

                  (ii) SIMULTANEOUS AMENDMENT OF OTHER AIRCRAFT LEASES. Each of the Other Restructuring Lease Amendments shall have become effective prior to, or shall become effective simultaneously with, the effectiveness of this Agreement.

                  (iii) DELIVERIES TO LESSEE. Lessee shall have received the following (in each case, satisfactory in form and substance to Lessee and its legal counsel):

                        (A) this Agreement and the Restructuring Letter Agreement, duly executed by Lessor;

                        (B) an Acknowledgment, Consent and Agreement of Polaris Holding Company in the form of Schedule IV hereto, duly executed by Polaris Holding Company; and

                        (C) favorable opinions of (1) Paul, Hastings, Janofsky & Walker LLP, special counsel for Lessor, and (2) Christopher Beers, Esq., inside counsel for Lessor, each dated the Effective Date, as to such matters relating to this Agreement, the Lease and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Lessee shall have reasonably requested.

            (b)   WAIVER OR DEFERRAL OF CONDITIONS PRECEDENT.

                  (i) WAIVER OR DEFERRAL BY LESSOR. The conditions specified in Sections 4(a)(i) and 4(a)(ii) are for the sole benefit of Lessor and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Lessor (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Lessor to Lessee deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Lessor of any such condition not satisfied at or prior to the time of such filing.

                  (ii) WAIVER OR DEFERRAL BY LESSEE. The conditions specified in Section 4(a)(iii) are for the sole benefit of Lessee and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Lessee (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Lessee to Lessor deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Lessee of any such condition not satisfied at or prior to the time of such filing.

            (c) DELIVERY BY TELECOPY. Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party agrees that delivery of an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to Section 4(a) or 4(b) of this Agreement by telecopy shall be equally as effective as delivery of an original executed counterpart or an original, as applicable, of such document, instrument or agreement. If Lessor, Lessee or any other Lessee Party delivers an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to Section 4(a) or 4(b) of this Agreement by telecopy, such person shall deliver an original executed counterpart or an original, as applicable, of such document, instrument or agreement, but the failure to deliver such original executed counterpart or such original, as applicable, shall not affect the validity, enforceability or binding effect of such document, instrument or agreement.

      SECTION 5. REPRESENTATIONS AND WARRANTIES.

            (a) LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Lessor that as of the Effective Date:

                  (i) POWER AND AUTHORITY. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessee; and Lessee has all requisite power and authority to execute and deliver this Agreement and the Restructuring Letter Agreement and to perform its obligations under this Agreement, the Restructuring Letter Agreement and the Lease.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Lessee of this Agreement and the Restructuring Letter Agreement and the performance by Lessee of this Agreement, the Restructuring Letter Agreement and the Lease have been duly authorized by all necessary action and did not, do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Lessee or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Lessee or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or require any consent or approval of any creditor of Lessee pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Lease) or any of the assets of Lessee pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Lessee is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessee.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Lessee of this Agreement and the Restructuring Letter Agreement and the performance by Lessee of its obligations under this Agreement, the Restructuring Letter Agreement and the Lease did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Lessee.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Lessor, this Agreement, the Restructuring Letter Agreement and the Lease constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO DEFAULT. After giving effect to the waiver by Lessor of the Specified Defaults pursuant to and as described in this Agreement, no event has occurred and is continuing, or would result from the effectiveness of this Agreement or the Restructuring Letter Agreement, which constitutes a Default or an Event of Default under and as defined in the Lease.

            (b) LESSOR REPRESENTATIONS AND WARRANTIES. Lessor hereby represents and warrants to Lessee that as of the Effective Date:

                  (i) POWER AND AUTHORITY. Lessor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessor; and Lessor has all requisite power and authority to execute and deliver this Agreement and the Restructuring Letter Agreement and to perform its obligations under this Agreement, the Restructuring Letter Agreement and the Lease.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Lessor of this Agreement and the Restructuring Letter Agreement and the performance by Lessor of this Agreement, the Restructuring Letter Agreement and the Lease have been duly authorized by all necessary action and do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Lessor or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Lessor or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or require any consent or approval of any creditor of Lessor pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Lease) or any of the other assets of Lessor pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Lessor is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or would reasonably be expected to cause, a Material Adverse Change with respect to Lessor.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Lessor of this Agreement and the Restructuring Letter Agreement and the performance by Lessor of its obligations under this Agreement, the Restructuring Letter Agreement and the Lease did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Lessor.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Lessee, this Agreement, the Restructuring Letter Agreement and the Lease constitute legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO ACTUAL KNOWLEDGE OF EVENTS OF DEFAULT. Other than the Specified Defaults, Lessor has no actual knowledge (as of the Effective
      Date) of any Default or Event of Default under and as defined in the Lease (it being expressly acknowledged and agreed by Lessee that the foregoing representation and warranty (a) shall not (and shall not be construed to) limit, in any manner or to any extent, any term or provision of Section 8 of this Agreement, and (b) is without prejudice to Lessor's rights and remedies referred to in Section 8 of this Agreement).

      SECTION 6. EFFECT OF THIS AGREEMENT. Except as specifically amended hereby, the Lease shall remain in full force and effect as in existence on the date hereof and is hereby ratified and confirmed in all respects. From and after the Effective Date, any reference in any Operative Document, or otherwise by Lessor or Lessee, to the Lease shall mean the Lease, as amended by this Agreement.

      SECTION 7. TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS. This Agreement, the Restructuring Letter Agreement, the Other Restructuring Lease Amendments and the Other Restructuring Letter Agreements supersede the Term Sheet and the Other Term Sheet in their respective entireties. This Agreement and the Restructuring Letter Agreement supersede the Term Sheet in its entirety to the extent the Term Sheet relates to the Lease. Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party acknowledge and agree that all moneys deposited by Lessees (as defined in the Term Sheet and the Other Term Sheet) in escrow pursuant to the Term Sheet and the Other Term Sheet have been released from escrow and applied to the payment of the installments of Basic Rent under the Leases (as the terms "Basic Rent and "Leases" are defined in the Term Sheet and the Other Term Sheet) that are the subject of the Specified Payment Defaults under the Leases (as the terms "Specified Payment Defaults" and "Leases" are defined in the Term Sheet and the Other Term Sheet). Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party further acknowledge and agree that

GECAS has fully performed all obligations to be performed by GECAS under the Term Sheet (including, without limitation, Section 5 thereof) and the Other Term Sheet.

      SECTION 8. RESERVATION OF RIGHTS. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed as a present or future waiver of existing or future Events of Default under and as defined in the Lease, or of any rights or remedies of Lessor under the Lease or at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to limit the right of Lessor to exercise rights or remedies, whether against Lessee or any Affiliate of Lessee or any of its officers or directors or any other Person, available under the Lease or at law or in equity by reason or in respect of any facts, circumstances or events pertaining to Lessee or any of its Affiliates (regardless of whether any of such facts, circumstances or events has heretofore been disclosed by or on behalf of Lessee or any of its Affiliates or has heretofore been or is now otherwise in the public domain and regardless of whether Lessor or any of its Affiliates may be deemed to have had or to have knowledge of any thereof). Nothing in this Agreement shall be construed as: (i) a present or future waiver, amendment, supplement, termination, extension or modification of any agreement or instrument or any transaction which is not expressly referred to herein and (a) which has been entered into or which arose prior to the Effective Date (including, without limitation, the Other Agreements in effect prior to the Effective Date and the transactions contemplated thereby) or (b) which is entered into or arises after the Effective Date; or (ii) as entitling Lessee or any of its Affiliates to any right to reduction of future payments by reason of, or offset or recoupment against or with respect to, or any other right in, to or in respect of, any payment previously made by Lessee or any of its Affiliates under the Lease or any of the other Leases (as the term "Leases" is defined in the Term Sheet and the Other Term Sheet) (it being understood that the sole credits, offsets, recoupments or other rights to or in respect of any such payment were as described in a footnote to an exhibit, schedule or annex to certain of the other Leases (as so defined) and that is set forth in the applicable Other Restructuring Lease Amendment and have been fully given, taken and effected); or (iii) an admission of any kind.

      SECTION 9. FURTHER ASSURANCES. Each of Lessor and Lessee agrees to do such further acts and things or cause to be performed such further acts and things, including, without limitation, execute and deliver, or cause to be executed and delivered, such agreements and other documents, as the other party hereto shall reasonably require or deem advisable to effectuate the purposes of this Agreement or the Restructuring Letter Agreement or to better assure or confirm its rights and remedies hereunder or thereunder.

      SECTION 10. TIME OF THE ESSENCE; INTEREST AT INTEREST RATE. Time is of the essence with respect to each provision of this Agreement, the Restructuring Letter Agreement and each of the Operative Documents in which time is a factor. Amounts not paid by Lessee when due pursuant to Section 2(e) hereof shall bear interest at the Interest Rate from and including the date when due to but excluding the date when paid in full.

      SECTION 11. SURVIVAL. All covenants, agreements, representations and warranties made in this Agreement and in any certificates, documents or instruments delivered pursuant hereto shall survive the execution and delivery of this Agreement and the occurrence of the Effective Date pursuant hereto; and the agreements contained in Sections 2(d), 2(e), 7 and 8 of this Agreement shall survive termination of the Lease.

      SECTION 12. JURISDICTION. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States of America District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, or their successors or permitted assigns.

      SECTION 13. MISCELLANEOUS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. The section and paragraph headings in this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, Lessor and Lessee and their respective successors and permitted assigns. All references herein to a Person (including, without limitation, Atlas Holdings) shall mean and include any successor to such Person. This Agreement, the Restructuring Letter Agreement and the Operative Documents (i) constitute (as of the Effective
Date) the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, (ii) supersede all prior and contemporaneous understandings and agreements of such parties with respect to such subject matter, and (iii) may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto with respect to such subject matter (it being understood and agreed, however, that nothing contained herein shall (or shall be deemed or construed to) supersede or to otherwise alter, limit or affect, in any manner or to any extent, any term or provision of any Other Restructuring Lease Amendment, any Tax Indemnification Agreement Amendment or Tax Indemnity Agreement Amendment (as defined in any Other Restructuring Lease Amendment) or any Other Restructuring Letter Agreement); and there are no oral agreements of the parties hereto with respect to such subject matter. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 14. DATING AND EFFECTIVENESS. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective as of the Effective Date.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                               POLARIS AIRCRAFT (PACIFIC RIM), INC.,
                               as Lessor

                               By /s/ Charles H. Meyer
                                  ---------------------------------
                                  Name: Charles H. Meyer
                                  Title: Vice President

                               POLAR AIR CARGO, INC.,
                               as Lessee

                               By
                                  ---------------------------------
                                  Name:
                                  Title:

               [Signature Page to Amendment Agreement (MSN 22237)]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                               POLARIS AIRCRAFT (PACIFIC RIM), INC.,
                               as Lessor

                               By
                                  ---------------------------------
                                  Name:
                                  Title:

                               POLAR AIR CARGO, INC.,
                               as Lessee

                               By /s/ Scott J. Dolan
                                  ---------------------------------
                                  Name:  Scott J. Dolan
                                  Title: Vice President Operations

               [Signature Page to Amendment Agreement (MSN 22237)]